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                                                                      EXHIBIT 21
                                                                      ----------

                   COMPANY SUBSIDIARIES OF ALLEN TELECOM INC.


The following is a list of the Company subsidiaries of Allen Telecom Inc.
(Delaware, 02-03-69), and indented, subsidiaries of such subsidiaries, including in each case the state or other jurisdiction in which each subsidiary was incorporated or organized, and indicating in each case the percentage of voting securities owned by the immediate parent.

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                                                    STATE/COUNTRY OF              INCORPORATION                OWNERSHIP
NAME OF CORPORATION                                  INCORPORATION                    DATE                         %
-------------------                                 ----------------              -------------                ---------

The Allen Group Canada Limited                      Ontario, Canada                 04-19-72                     100
The Allen Group International, Inc.                 Delaware                        07-19-73                     100
    Placo                                           Switzerland                      04- -99                     100
    Mikom Italia                                    Italy                                                        100
    Herkules Vierte Verwaltungs                     Germany                         09-14-98                     100
      G.m.b.H.
    Mikom France                                    France                           8-08-02                     100
    Decibel Mobilcom GmbH                           Germany                         07-28-90                     100
    Mikom G.m.b.H.                                  Germany                         05-07-85                     100
    Mikom Vertriebs und                             Austria                         10-18-96                     100
    Service GmbH (8)
     Mikom Slovakia, s.r.o.                         Slovakia                        05-30-97                      60
    Mitras Ltd.                                     Hungary                           1992                       100
    C-com, spol. s.r.o.                             Czechoslovakia                  02-26-96                      80
Allen Telecom Canada, Inc.                          Ontario                         04-14-93                     100
Allen Telecom Civil Law Partnership                 Germany                         10-01-98                     100
  GbR(2)
Allen Telecom (France) S.A. (3)                     France                          04-09-97                     100
     Telia S.A. (4)                                 France                          10-19-90                     100
Allen Telecom Group Limited (1)                     U.K.                            05-08-72                     100
Allen Telecom (Holdings) Pty                        Australia                       07-18-96                     100
     Limited
Allen Telecom (Australia) Pty                       Australia                       07-23-96                     100
   Limited (5)
Allen Telecom (Hong Kong) Limited (6)               Hong Kong                       04-25-97                     100
Allen Telecom Investments, Inc.                     Delaware                        04-01-97                     100
Allen Telecom (Mauritius) Holdings Ltd.             Mauritius                       11-25-97                     100
      Decibel Products (Guangzhou) Ltd.             China                           01-19-98                     100
      Decibel Shenzhen Ltd.                         China                             07-00                      100
      Forem Shenzhen Ltd.                           China                             07-00                      100
Allen Telecom (Singapore) Pte Limited               Singapore                       06-03-97                     100
Allen Telecomunicacoes do Brasil Ltda (7)           Brazil                            11-95                      100
     Antenna Specialists Co., Inc.                  Delaware                        10-07-88                     100
     Antespec, S.A. de C.V.                         Mexico                          11-14-88                     100
     ATI International, Inc.                        Delaware                        12-10-97                     100
Allen Telecom Hungary Holdings Ltd                  Hungary                          9-19-02                     100
Allen International (Netherlands) BV                Netherlands                     06-19-98                     100
    Allen Telecom (Netherlands) BV                  Netherlands                     07-21-98                     100
        Mikom Schweiz AG                            Switzerland                     04-20-99                     100
           FOREM S.r.l.                             Italy                           11-14-94                     100
              Mikom (UK) Limited                    U.K.                              1988                       100
              FOREM Finance UK Limited              U.K.                            09-29-00                     100


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

NAME OF CORPORATION                                  INCORPORATION                    DATE                         %
-------------------                                 ----------------              -------------                ---------

     Tekmar Sistemi S.r.l.                          Italy                           09-20-80                     100
     Comsearch Holdings Inc.                        Delaware                        08-22-97                     100
     Comsearch UK Limited                           U.K.                            03-06-98                     100
     Telespectro de Mexico, S.A. de C.V. (9)        Mexico                            11-97                      100
     Decibel Mobilcom Limited (1)                   England                         01-31-91                     100
     Geometrix911, Inc.                             Delaware                        03-08-00                     100
     Orion Far East Management Inc. (1)             Delaware                        07-16-81                     100
     Orion Industries, Inc., Limited (1)            Hong Kong                       06-01-71                     100
     Orion Imports & Exports Limited (1)            Hong Kong                       09-07-73                     100
     Orion Industries, Inc. Japan (1)               Japan                             09-73                      100
     Orion Industries Taiwan Limited (1)            Taiwan                            10-73                      100

(1) These subsidiaries are not significant in the aggregate and are no longer active.

(2) 90% of this partnership is owned by Allen Telecom Inc. and the remaining 10% is owned by Allen Telecom Investments, Inc.

(3) Of the 2,500 shares issued and outstanding, 2,494 shares are owned by Allen Telecom Inc. and the remaining 6 shares are owned in name only by Allen employees.

(4) Of the 10,000 shares issued and outstanding, 7,196 shares are owned by Allen Telecom (France) S.A., 4 shares are owned by Allen employees, and Allen Telecom (Netherlands) BV owns the remaining 2,800 shares.

(5) Of the 100,000 shares issued and outstanding 19,800 are owned by Allen Telecom Inc. and 80,200 are owned by Allen Telecom (Holdings) Pty. Limited.

(6) Of the 1,000 shares issued and outstanding, 999 shares are owned by Allen Telecom Inc. and 1 share is owned by Allen Telecom Investments, Inc.

(7) 95% of the outstanding capital stock of this subsidiary is owned by Allen Telecom Inc. and the remaining 5% is owned by Allen Telecom Investments, Inc.

(8) 60% of the outstanding capital stock is owned by Mikom G.m.b.H. and the remaining 40% is owned by Allen Group International, Inc.

(9) 98% of the outstanding capital stock of this subsidiary is owned by Comsearch Holdings, Inc. and the remaining 2% is owned by Allen Telecom Investments, Inc.